UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

January 27, 2009

MEADE INSTRUMENTS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22183 (Commission File Number)	95-2988062 (IRS Employer Identification No.)

6001 Oak Canyon Irvine, California (Address of principal executive offices)		92618-5200 (Zip Code)

(949) 451-1450

Registrant’s telephone number, including area code

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Under a Purchase Agreement dated January 27, 2009, by and among Meade Instruments Europe Corp., a California corporation (“MIEC”), Bresser GmbH, a German corporation (“Bresser”), Meade Instruments Corp., a Delaware corporation (the “Company”), Helmut Ebbert, Meade Instruments Europe GmbH & Co. KG (“Meade Europe”) and Meade Instruments Verwaltungs GmbH, MIEC, a wholly-owned subsidiary of the Company, sold all of its shares in Meade Europe to Bresser, for gross cash proceeds of approximately €9.4 million, or approximately USD $12.4 million.  Mr. Ebbert, a managing director of Meade Europe, is also the managing director of and an investor in Bresser.  Meade Europe generally sells Bresser branded optical products in Europe and distributes Meade’s optical products in Europe.  This distribution relationship will continue after the sale for at least one year.

In conjunction with this sale, the Company also announced that it has completed its formal review of strategic alternatives.

In conjunction with the divestiture, on January 27, 2009, the Company and certain of its subsidiaries entered into the Limited Consent Agreement with Bank of America, N.A. (the “Lender”).  The Limited Consent Agreement released the Lender’s lien on the assets divested and reduced the amount available on the Company’s credit facility.

On January 29, 2009, the Company issued a press release announcing the sale of Meade Europe and entry into the Limited Consent Agreement.

Item 2.01               Completion of Acquisition or Disposition

See Item 1.01 above.

Item 9.01               Financial Statements and Exhibits

(b) Pro Forma Financial Information.

See Exhibit 99.2 for certain pro forma financial information assuming the completion of the sale of Meade Europe at the beginning of certain specified fiscal periods.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description

10.116	Limited Consent Agreement dated January 27, 2009 by and among Bank of America, N.A., Meade Instruments Corp., Simmons Outdoor Corporation and Coronado Instruments, Inc.

10.117

Purchase Agreement dated January 27, 2009 by and among Meade Instruments Europe Corp., a California corporation, Bresser GmbH, a German corporation, Meade Instruments Corp., a Delaware corporation, Helmut Ebbert, Meade Instruments Europe GmbH & Co. KG and Meade Instruments Verwaltungs GmbH.

99.1	Press Release, dated January 29, 2009, issued by Meade Instruments Corp.

99.2	Unaudited Pro Forma Consolidated Financial Information.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2009	MEADE INSTRUMENTS CORP.

/s/ Paul E. Ross
Paul E. Ross,
Senior Vice President - Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

10.116	Limited Consent Agreement dated January 27, 2009 by and among Bank of America, N.A., Meade Instruments Corp., Simmons Outdoor Corporation and Coronado Instruments, Inc.

10.117

Purchase Agreement dated January 27, 2009 by and among Meade Instruments Europe Corp., a California corporation, Bresser GmbH, a German corporation, Meade Instruments Corp., a Delaware corporation, Helmut Ebbert, Meade Instruments Europe GmbH & Co. KG and Meade Instruments Verwaltungs GmbH.

99.1	Press Release, dated January 29, 2009, issued by Meade Instruments Corp.

99.2	Unaudited Pro Forma Consolidated Financial Information.